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                                             EXHIBIT 5(c)

                       THE OFFITBANK INVESTMENT FUND, INC.


                                             February 12, 1996

OFFITBANK
520 Madison Avenue
New York, NY  10022

Dear Sirs:


     This Agreement, dated February 8, 1995, is hereby amended as follows:

          by deleting the phrase "OFFITBANK Latin America Equity Fund" in each place it appears and in each case replacing is with the phrase "OFFITBANK Latin America Total Return Fund", which amendment has been approved unanimously by the Board of Directors on February 5, 1996.


     If the foregoing is acceptable and correctly sets forth the agreement between the Company and OFFITBANK, please so indicate by signing and returning this letter to the Company.


                                   Very truly yours,

                              THE OFFITBANK INVESTMENT FUND, INC.



                              By:
                                   -------------------------------
                                   Name:  Wallace Mathai-Davis
                                   Title: Secretary and Treasurer

Accepted:

OFFITBANK




By:
     -------------------------------
     Name:  Morris W. Offit
     Title: